UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Flushing Financial Corporation, the parent holding company for Flushing Bank (the “Bank”), today announced that the Board of Directors (the “Board”) has authorized an increase in the purchase of its common stock by 1,000,000 shares. Stock can be purchased from time to time, in the open market or through private transactions, subject to market conditions. There is no expiration or maximum dollar amount under this authorization. From April 1, 2022 through May 10, 2022, the Company repurchased 147,307 shares at an average price of $21.83 and has 340,880 shares remaining under its previous authorization. The combined remaining authorization is 1.3 million shares.

Additionally, the Board declared a quarterly dividend on its common stock of $0.22 per common share, payable on June 24, 2022 to shareholders of record at the close of business on June 3, 2022.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release of Flushing Financial Corporation dated May 17, 2022. “Flushing Financial Corporation Announces 1 Million Increase in Share Repurchase Authorization and Declares Quarterly Dividend of $0.22 per Share”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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FLUSHING FINANCIAL CORPORATION

Date: May 17, 2022	By:	/s/ SUSAN K. CULLEN
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer